                     EXHIBIT 11.1

                     AMERICAN VANTAGE COMPANIES AND SUBSIDIARIES

                     SCHEDULE OF COMPUTATION OF EARNINGS

                     FISCAL 1998 AND 1997

                                                                      THREE MONTHS ENDED JANUARY 31,
                                                                      -----------------------------
                                                                         1998              1997
                                                                      -----------       -----------
BASIC EARNINGS PER SHARE
              Net income                                              $   551,000       $   983,000
                                                                      ===========       ===========
              Weighted average number of common shares
                outstanding during the period                          15,063,000        14,868,000
                                                                      ===========       ===========
              BASIC EARNINGS PER SHARE                                $      0.04       $      0.07
                                                                      ===========       ===========

DILUTED EARNINGS PER SHARE
              Weighted average number of common shares
                outstanding during the period                          15,063,000        14,868,000
              Add:
                Common stock equivalents (determined
                using the "treasury stock" method) representing
                shares issuable upon exercise of options
                and warrants that are in the money                        976,000         1,318,000
                                                                      -----------       -----------

              Weighted average number of shares used in
                calculation of diluted earnings per share              16,039,000        16,186,000
                                                                      ===========       ===========

              DILUTED EARNINGS PER SHARE                              $      0.03       $      0.06
                                                                      ===========       ===========


                                                                      SIX MONTHS ENDED JANUARY 31,
                                                                      -----------------------------
                                                                         1998              1997
                                                                      -----------       -----------
BASIC EARNINGS PER SHARE
              Net income                                              $ 1,718,000       $ 2,075,000
                                                                      ===========       ===========
              Weighted average number of common shares
                outstanding during the period                          14,966,000        14,868,000
                                                                      ===========       ===========
              BASIC EARNINGS PER SHARE                                $      0.12       $      0.14
                                                                      ===========       ===========

DILUTED EARNINGS PER SHARE
              Weighted average number of common shares
                outstanding during the period                          14,966,000        14,868,000
              Add:
                Common stock equivalents (determined
                using the "treasury stock" method) representing
                shares issuable upon exercise of options
                and warrants that are in the money                      1,030,000         1,243,000
                                                                      -----------       -----------

              Weighted average number of shares used in
                calculation of diluted earnings per share              15,996,000        16,111,000
                                                                      ===========       ===========

              DILUTED EARNINGS PER SHARE                              $      0.11       $      0.13
                                                                      ===========       ===========